September 26, 2013

Encompass Funds 1700 California Street, Suite 335 San Francisco, CA 94109 Re: Re: Encompass Funds, File Nos. 333-132838 and 811-21885

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Encompass Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to the Registration Statement (the “Amendment”). We also consent to all references to us in the Amendment.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP